Exhibit 10.1

ANNUAL INCENTIVE PLAN
OF THE COCA-COLA COMPANY
As Amended and Restated as of January 1, 2022

I.	Plan Objective

The purpose of the Annual Incentive Plan of The Coca-Cola Company is to promote the interests of The Coca-Cola Company (the “Company”) by providing additional incentive for employees who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth and profitability and efficient operation of the Company.

II.	Definitions

The terms used herein will have the following meanings:

“Affiliate” means any entity 1) in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the relevant time, 2) that has an ongoing contractual relationship with the Company or a Subsidiary that provides such entity the rights to manufacture, sell and/or distribute beverages for which the trademark is owned by the Company or a Subsidiary, or 3) that is approved by the Compensation Committee as an Affiliate based on its relationship with the Company or its Subsidiaries.

“Award” means an amount calculated and awarded under the Plan to a Participant.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means The Coca-Cola Company.

“Compensation Committee” means the Talent and Compensation Committee of the Board (or a subset thereof).

“Employee” means any person regularly employed on a full-time or part-time basis by the Company or a Subsidiary.

“Executive” means any Employee who is in the Senior Executive Group.

“Management Committee” means the committee appointed by the Compensation Committee to administer the Plan.

“Participant” means an Employee who satisfies the eligibility requirements set forth in Section IV of the Plan.

“Performance Period” means the time period for which a Participant’s performance is measured for purposes of receiving an Award.

“Plan” means this Annual Incentive Plan of The Coca-Cola Company.

“Plan Year” means the 12-month period beginning January 1 and ending December 31.

“Senior Executive Group” means all officers of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended, and such other members as the Committee may designate from time to time.

“Subsidiary” means any corporation, limited liability company, partnership or other entity, of which 50% or more of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

III.	Administration

The Plan will be administered by the Compensation Committee and/or the Management Committee. No person, other than members of these committees, shall have any discretion concerning decisions regarding the Plan. The Compensation Committee and/or the Management Committee, in its sole discretion, will determine which of the Participants to whom, and the time or times at which, Awards will be granted under the Plan, and the other conditions of the grant of the Awards. The provisions and conditions of the grants of Awards need not be the same with respect to each grantee or with respect to each Award.

The Compensation Committee will, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and will make determinations and will take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken by the Compensation Committee or the Management Committee pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted hereunder will be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, any Subsidiary, the Compensation Committee, the Management Committee, the Board, officers, the affected Employees, and any Participant or former Participant under the Plan, as well as their respective successors in interest.

IV.	Eligibility and Participation

a.                    Eligibility. Eligibility for participation in the Plan is determined in the sole discretion of the Compensation Committee or the Management Committee. An Employee is eligible to participate in the Plan if 1) the Employee is compensated in an amount at least equal to the minimum salary or salary grade guideline established annually by the Management Committee, and 2) the Employee is recommended for participation in the Plan by his or her immediate superior and is approved for such participation by the operating head of the Employee’s unit.

The fact that an Employee is eligible to participate in the Plan in one Plan Year does not assure that the Employee will be eligible to participate in any subsequent year. The fact that an Employee is eligible to participate in the Plan for any Plan Year does not mean that the Employee will receive an Award in any Plan Year. The Compensation Committee or the Management Committee will determine an Employee’s eligibility for participation in the Plan from time to time prior to or during each Plan Year.

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b.                   Participation. In the case of Executives, generally, the Compensation Committee annually will select the Participants no later than 90 days after the beginning of a Performance Period. Following such selection by the Compensation Committee, the Participants will be advised they are participants in the Plan for a Performance Period.

V.	Performance Criteria and Performance Goals

a.                   Performance Criteria. Performance will be measured based upon one or more objective or subjective criteria for each Performance Period. Criteria will be measured over the Performance Period. The Compensation Committee shall specify in writing which of the following criteria, or such other criteria as the Compensation Committee may determine, will apply during such Performance Period, as well as any applicable matrices, schedules, or formulae applicable to weighting of such criteria in determining performance.

•  increase in shareowner value;

•  earnings per share;

•  stock price;

•  net income;

•  return on assets;

•  return on shareowners' equity;

•  increase in cash flow;

•  operating profit or operating margins;

•  revenue growth of the Company;

•  operating expenses;

•  economic profit;

•  return on capital;

•  return on invested capital;

•  earnings before interest, taxes, depreciation and amortization;

•  unit case volume;

•  operating income;

•  value share of Non Alcoholic Ready-To-Drink segment;

•  volume share of Non Alcoholic Ready-To-Drink segment;

•  net revenue;

•  gross profit;

•  profit before tax;

•  number of transactions (number of physical packages sold);

• environmental, social and governance (ESG) criteria;

• sustainability criteria; and

•  productivity.

Any of the performance criteria can be applied on an absolute basis or on a relative basis (e.g., as a relative comparison to a peer group, industry index, broad- base index, etc.), and may be calculated for a single year or calculated on a compound basis over multiple years.

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b.                   Performance Goals. Using any applicable matrices, schedules, or formulae applicable to weighting of the performance criteria, the Compensation Committee will develop, in writing, all performance goals for the Participants who are Executives for a Performance Period and performance goals measured on a total Company basis, if any, for all other Participants. The Compensation Committee and/or the Management Committee will develop, in writing, performance goals for all other Participants that are measured on a non-total Company basis, if any. The Compensation Committee or Management Committee, as applicable, shall have the right to use different performance criteria for different Participants. When the Compensation Committee or Management Committee, as applicable, sets the performance goals for a Participant, the Compensation Committee or Management Committee, as applicable, may establish the general, objective rules which will be used to determine the extent, if any, that a Participant’s performance goals have been met and the specific, objective rules, if any, regarding any exceptions to the use of such general rules, and any such specific, objective rules may be designed as the Compensation Committee or Management Committee, as applicable, deems appropriate to take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Compensation Committee or Management Committee, as applicable, deems relevant in light of the nature of the performance goals set for the Participant or the assumptions made by the Compensation Committee or Management Committee, as applicable, regarding such goals.

In the case of an Executive, in the event that a Participant is assigned a performance goal following the time at which performance goals are normally established for the Performance Period due to placement in a position, or due to a change in position after the start of the Performance Period, the Performance Period for such Participant may be the portion of the Plan Year or original Performance Period remaining, whichever is applicable.

VI.	Awards

An Award to a Participant will be based on a percentage of the Participant’s base salary. The Management Committee (or the Compensation Committee) has discretion to adjust base salary for the purposes of the Plan.

The Compensation Committee or the Management Committee may, in each of their respective sole discretion, adjust the Award for each Participant based upon that Participant’s over achievement or under achievement in terms of his or her individual performance and the performance of the Participant’s operating unit during the Plan Year.

a.                    Hiring or Termination During Performance Period.

(i)        An Employee who is selected as a Participant after the beginning of a Plan Year, who dies, or whose employment is transferred to an Affiliate prior to the end of such Plan Year will be eligible to receive a pro rata share of an Award based on participation during any portion of such Plan Year if, in the sole discretion of the Compensation Committee or the Management Committee, such an award is merited. Except as provided in clause (ii), a Participant whose employment is otherwise terminated prior to the end of such Plan Year will not be eligible for an Award.

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(ii)       Notwithstanding clause (i), if a Participant terminates employment with the Company and its Subsidiaries after attaining at least age 65 (or such lower age designated as the full retirement age in his or her country) and prior to the end of such Plan Year, the Participant shall be eligible for a pro rata share of an Award based on the number of full days the Participant was employed by the Company or a Subsidiary during such Plan Year. A United States-based Participant (or a headquarter-based mobile assignee from the United States) who was hired prior to January 1, 2012 and remained continuously employed by the Company or a Subsidiary, and who subsequently terminates employment with the Company and its Subsidiaries prior to July 1, 2027, shall be eligible for a pro rata share of an Award based on the number of full days the Participant was employed by the Company or a Subsidiary during such Plan Year if the Participant has attained at least age 55.

b.                   Termination of Employment after Performance Period, but Prior to Payment. A Participant shall receive payment of an Award for any Performance Period if his or her employment with the Company or a Subsidiary has terminated before the date the Award is actually paid unless the Compensation Committee in the exercise of its absolute discretion affirmatively directs the Company not to pay such Award to, or on behalf of, such Participant.

c.                    Award Limits. A Participant shall not receive payment of an Award for any Performance Period in excess of $10,000,000.

VII.	Determination and Timing of Awards

At the end of each applicable Performance Period, the Compensation Committee shall certify the extent, if any, to which the measures established by the Compensation Committee in accordance with Section V have been met. All Awards to Participants who are Executives will be made by the Compensation Committee in its sole discretion. Awards to all other Participants shall be made by the Management Committee in its sole discretion. Awards will be paid for a particular Plan Year on the March 15th following the end of the Plan Year, or if March 15th is not a business day, the first business day immediately preceding the March 15th following the end of the Plan Year. Notwithstanding the foregoing, however, Awards to a Participant who dies, whose employment is transferred to an Affiliate prior to the end of the Plan Year pursuant to Section VI.a.(i), or who terminates employment prior to the end of the Plan Year pursuant to Section VI.a.(ii) may be paid on another date within the Plan Year as determined by the Compensation Committee or the Management Committee, in their sole discretion.

VIII.	Method of Payment of Awards

a.                    Payments of Awards. Except as otherwise provided in this Plan, Awards for each Participant will be paid in cash in the local currency consistent with the Participant’s base salary.

b.                   Deferral of Payment of Award. An Award paid in cash may be deferred under The Coca-Cola Company Deferred Compensation Plan (or comparable international plan, if any) if the language of the applicable plan so provides.

c.                    Recapture of Award.

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(i)                  If, within one year after receiving an Award, any Employee (a) renders services for any organization which, in the sole judgment of the Compensation Committee or Management Committee, is or becomes competitive with the Company, or (b) is terminated for a violation of any written policy of the Company, the Employee shall reimburse the Company the full amount of the Award, except where prohibited by local law.

(ii)                Any Award granted under this Plan will be subject to any recoupment or clawback policy that the Company may adopt from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or claw back compensation paid pursuant to such an Award.

d.                   Withholding for Taxes. The Company will have the right to deduct from any and all Award payments any taxes required to be withheld with respect to such payment, including hypothetical taxes under the Company’s Global Mobility Policies and/or Tax Equalization Policy. For Participants who are Global Mobility Assignees or other international employees, all taxes remain the Participant’s responsibility, except as expressly provided in the Company’s Global Mobility Policies and/or Tax Equalization Policy. The Company and any Subsidiary (i) make no representations or undertaking regarding the treatment of any taxes in connection with any Award; and (ii) do not commit to structure the terms of the Award to reduce or eliminate the Participant’s liability for taxes.

e.                    Payments to Estates. Awards and interest thereon, if any, which are due to a Participant pursuant to the provisions hereof and which remain unpaid at the time of his or her death will be paid in full to the Participant’s estate.

f.                    Offset for Monies Owed. Any payments made under this Plan will be offset for any monies that the Management Committee determines are owed to the Company or any Subsidiary.

IX.	Amendment and Termination

The Compensation Committee may amend, modify, suspend, reinstate or terminate this Plan in whole or in part at any time or from time to time; provided, however, that no such action will adversely affect any right or obligation with respect to any Award theretofore made. The Compensation Committee and the Management Committee may deviate from the provisions of this Plan to the extent such committee deems appropriate to conform to local, laws and practices.

X.	Applicable Law

The Plan and all rules and determinations made and taken pursuant hereto will be governed by the laws of the State of Delaware, to the extent not preempted by federal law, and construed accordingly.

XI.	Effect on Benefit Plans

Awards will not be included in the computation of benefits under any group life insurance plan, travel accident insurance plan, personal accident insurance plan or under Company policies such as severance pay and payment for accrued vacation, unless required by applicable laws.

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XII.	Change in Control

If there is a Change in Control as defined in this Section XII at any time during a Plan Year, (1) the Compensation Committee or the Management Committee promptly shall determine the Award which would have been payable to each Participant under the Plan for such Plan Year if the Participant had continued to work for the Company for such entire year and all performance goals established under Section V had been met in full for such Plan Year by multiplying his target percentage by his annual salary as in effect on the date of such Change in Control and (2) each such Participant’s nonforfeitable interest in his Award (as so determined by the Compensation Committee or the Management Committee) thereafter shall be determined by multiplying such Award by a fraction, the numerator of which shall be the number of full, calendar months the Participant is an employee of the Company during such Plan Year and the denominator is 12 or the number of full calendar months the Plan is in effect during such Plan Year, whichever is less. The payment of a Participant’s nonforfeitable interest in his Award under this Section XII shall be made in cash as soon as practicable after his employment by the Company terminates or as soon as practicable after the end of such Plan Year, whichever comes first.

A “Change in Control,” for purposes of this Section XII, will mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as in effect on January 1, 2004, provided that such a change in control will be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act as in effect on January 1, 2004) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act as in effect on January 1, 2004) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareowners of the Company approve any merger or consolidation as a result of which its stock will be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company, and such merger, consolidation, liquidation or sale is completed; or (iv) the shareowners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareowners of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, and such merger, consolidation, liquidation or sale is completed; provided, however, that no Change in Control will be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise. Additionally, no Change in Control will be deemed to have occurred under clause (i) if, subsequent to such time as a Change of Control would otherwise be deemed to have occurred, a majority of the Directors in office prior to the acquisition of the securities by such person determines otherwise.

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